Exhibit 4(c)
                          PRO TECH COMMUNICATIONS, INC.
                   AMENDED AND RESTATED 1998 STOCK OPTION PLAN

1. Purpose. The purpose of the 1998 Stock Option Plan of PRO TECH COMMUNICATIONS, INC. is to provide incentive to employees, including officers, directors and consultants of the Corporation, as defined below, to encourage such individuals proprietary interest in the Corporation, to encourage such individuals to remain in the employ of the Corporation, and to attract to the Corporation individuals of experience and ability.

2.   Definitions.

          (a)  "Board" shall mean the Board of Directors of the Company.

          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the Committee appointed by the Board in accordance with Section 4 of the Plan.

          (d) "Common Stock" shall mean Company's common stock, par value $.001 per share.

          (e) "Company" shall mean Pro Tech Communications, Inc., a Florida corporation.

          (f) "Corporation" shall mean and include the Company and any parent or subsidiary corporation thereof, within the meaning of Section 425 of the Code.

          (g) "Disability" shall mean the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve
               (12) months, all within the meaning of Section 22(e)(3) of the Code.

          (h) "Employee" shall mean any individual (including an officer or a director) who is an employee of the Corporation (within the meaning of section 422A(a)(2) of the Code and the regulations thereunder).

          (i) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Board or Committee, at which an Option may be exercised.

          (j) "Fair Market Value" of a Share of Common Stock as of a specified date shall mean the closing price of a Share on the principal securities exchange on which such Shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Shares are traded if no Shares were traded on such immediately preceding day, or if the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the Shares are not publicly traded, Fair Market Value shall be determined by the Board or Committee. In no case shall Fair Market Value be less than the par value of a Share of the Common Stock, and in no event shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

          (k)  "Incentive  Stock Option" shall mean an Option  described in Code section 422A(b).

          (l) "Nonstatutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

          (m)  "Option" shall mean a stock option granted pursuant to the Plan.

          (n) "Optionee" shall mean a person to whom an Option has been granted.

          (o) "Plan" shall mean this Pro Tech Communications, Inc. 1998 Stock Option Plan.

          (p) "Purchase Price" shall mean the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

          (q)  "Share" shall mean one share of Common Stock.

          (r) "Ten Percent Shareholder" shall mean any Employee who, at the time of the grant of an Option, owns (or is deemed to own, under Sections 422A(b)(6) and 425(d) of the Code) more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation.

3. Effective Date. This Plan was adopted by the Board as of March 5, 1998, and this Plan was amended and restated with Board approval as of April 26, 2000 and shareholder approval as of August 11, 2000. In order for an Option under the Plan to be accorded Incentive Stock Option treatment under the Code, this Plan must be approved by the Company's stockholders at a duly-held meeting of the Company's stockholders within 12 months after the date the Plan was adopted by the Board. All Incentive Stock Options granted under the Plan are made contingent upon such stockholder approval of the Plan. If stockholder approval is not obtained within such period, all Incentive Stock Options previously granted under the Plan shall be deemed to be, and treated under the Code as, a Nonstatutory Stock Option.

4. Administration. The Plan shall be administered by the Board or a Committee appointed by the Board consisting of not less than two members. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board or Committee shall from time to time at its discretion shall determine who shall be granted Options, the number of Shares to be optioned to each and the designation of such Options as Incentive Stock Options or Nonstatutory Stock Options. The interpretation and construction by the Board or the Committee of any provisions of the Plan or of any Option granted thereunder shall be binding and conclusive on all Optionees and their legal representatives and beneficiaries.

5. Eligibility. Any Employee may be granted Incentive Stock Options under the Plan and any Employee or officer, director, consultant of or other person rendering services to, the Corporation may be granted Nonstatutory Stock Options under the Plan if, in each instance, the Board or Committee determines that such person performs services of special importance to the management, operation and development of the business of the Corporation.

6. Stock. The stock subject to Options granted under the Plan shall be Shares of authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued under Options exercised under this Plan shall not exceed 2,000,000. The number of Shares subject to Options outstanding under the Plan at any time may not exceed the number of Shares remaining available for issuance under the Plan. In the event that an Option outstanding under the Plan expires for a reason or is terminated, the Shares allocable to the unexercised portion of such Option shall again be available for grant of Options under the Plan.

     The limitations established by this Section 6 shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in Section 9 hereof.

7. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written agreements in such form as the Board or the Committee shall from time to time determine, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Date of Grant. Each Option shall specify its effective date (the "date of grant"), which shall be the date specified by the Board or Committee in its action relating to the grant of the Option, but which date shall not be earlier than the date of the determination by the Board or Committee to grant such Option nor more than thirty days after such date.

          (b) Number of Shares. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 9 hereof.

          (c) Exercise Price. Each Option shall state the Exercise Price, which price shall be determined by the Board or Committee, provided however, that the Exercise Price (i) in the case of an Incentive Stock Option granted to an Employee who is not a Ten Percent Shareholder, shall not be less than the par value nor less than the Fair Market Value of the Shares to which the Option relates on the date of grant, (ii) in the case of an Incentive Stock Option granted to an Employee who is a Ten Percent Shareholder, shall not be less than the par value nor less than 110% of the Fair Market Value of the Shares to which the Option relates on the date of grant, and (iii) in the case of a Nonstatutory Stock Option granted to any Employee or officer or director of the Corporation, shall not be less than the par value of the Shares to which the Option relates. The Exercise Price of an Option shall be subject to adjustment in accordance with Section 9 hereof. The Company may, at its discretion, permit the cashless exercise of Options in accordance with the procedures and restrictions established by the Board or the Committee.

          (d) Exercise of Options and Medium and Time of Payment. To exercise an Option, the Optionee shall give written notice to the Company specifying the number of Shares to be purchased and accompanied by payment in cash or by certified check of the full Purchase Price therefor and the amount of any withholding tax obligation of the Corporation as described in Section 14 (a) hereof. No Share shall be issued until full payment therefor has been made.

          (e) Term and Exercise of Options; Non-Transferability of Incentive Stock Options. Subject to Section 10 hereof, Options may be exercised as determined by the Board or Committee and as stated in the written agreement evidencing the Option, provided, however, that no Incentive Stock Option granted to an Employee who is not a Ten Percent Shareholder shall be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to an Employee who is a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date it is granted. In addition, the aggregate fair market value (determined at the time an Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under this Plan and all other plans maintained by the Corporation) shall not exceed $100,000. During the lifetime of the Optionee, an Incentive Stock Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, no Incentive Stock Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution. Restrictions on the transfer of Nonstatutory Stock Options, if any, shall be determined by the Board and set forth in each Nonstatutory Stock Option Agreement.

          (f) Termination of Employment. In the event that an Optionee shall cease to be employed by the Corporation for any reason, such Optionee (or the heirs or legatees of such Optionee, if applicable) shall have the right, subject to the restrictions of Subsection (e) hereof, to exercise the Option at any time within three (3) months after such termination of employment (twelve
               (12) months if the termination was due to the death or Disability of the Optionee or, in the case of a Nonstatutory Stock Option, retirement) to the extent that, on the day preceding the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the option agreement pursuant to which such Option was granted, and had not previously been exercised.

     For this purpose, the employment relationship will be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Board and, in the case of an Optionee who has received an Incentive Stock Option, only to the extent permitted under Section 422A of the Code and the regulations promulgated thereunder). Moreover, in the case of an Optionee who has been granted an Incentive Stock Option, employment shall, in no event, be deemed to continue beyond the ninetieth (90th) day after the Optionee ceased active employment, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

          (g) Rights as a Shareholder. An Optionee or, in the case of an Incentive Stock Option, a transferee of a deceased Optionee or, in the case of a Nonstatutory Stock Option, a permitted transferee shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9.

          (h) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board or Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the exchange of outstanding Options (to the extent not theretofore exercised) for the granting of new options in substitution therefor. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan. Moreover, in the case of any modification, extension or renewal of an Incentive Stock Option, all of the requirements set forth herein shall apply in the same manner as though a new Incentive Stock Option had been granted to the Optionee on the date of such modification, extension or renewal, but only if such modification, extension or renewal is treated, under Section 425(h) of the Code, as the granting of a new option.

          (i) Identification of Option. Each Option granted under the Plan shall clearly identify its status as an Incentive Stock Option or Nonstatutory Stock Option.

          (j) Other Provisions. The option agreements authorized under the Plan shall contain, in addition to those provisions provided in
               Section 7(e) hereof, such other provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of any Option, and restrictions upon the transfer of Shares received upon exercise of Options, as the Board or Committee shall deem advisable.

8. Term of Plan. Options may be granted pursuant to the Plan ten years from March 5, 1998.

9. Recapitalization. Subject to any required action by the shareholders and the last sentence of subsection 7(h) hereof, the number of Shares covered by this Plan as provided in Section 6, the number of Shares covered by each outstanding Option, and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in a number of issued Shares resulting from a subdivision or consolidation of Shares, stock split, or the payment of a stock dividend.

     Subject to any required action by the shareholders of the Company and the last sentence of Subsection 7(h) hereof, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding Option to terminate, unless the agreement of merger or consolidation shall otherwise provide, provided that each Optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation to exercise the Option in whole or in part, subject to limitations on exercisability of Options under Sections 7(e) and (f) hereof.

     In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Shares of Common Stock within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or Committee, whose determination in that respect shall be final, binding and conclusive.

     Except as hereinbefore expressly provided in this Section 9, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, stock split, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10. Securities Law Requirements. No Shares shall be issued upon the exercise of any Option unless and until the Company has determined that: (i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof (including the furnishing by the Optionee of an appropriate investment letter); (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or Federal law has been satisfied.

11. Amendment of the Plan. The Board or Committee may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders of the Company, no such revision or amendment shall:

          (a)  Increase the number of Shares subject to the Plan; or

          (b) Change the designation in Section 5 of the Plan of the class of Employees eligible to receive options.

          (c)  Amend this Section 11 to defeat its purpose.

12. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes or as otherwise determined by the Board.

13. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

14.  Withholding.

          (a) Nonstatutory Options. Whenever Shares are to be delivered upon exercise of a Nonstatutory Option, the Corporation shall be entitled to require as a condition of delivery that the Optionee remit to the Corporation an amount sufficient to satisfy the
               Corporation's federal, state and local withholding tax obligations with respect to the exercise of the Option.

          (b) Incentive Stock Options. The acceptance of Shares upon exercise of an Incentive Stock Option shall constitute an agreement by the Optionee (unless and until the Corporation shall notify the
               Optionee that it is relieved, in whole or in part, of its obligations under this Section 14(b)) (i) to notify the Corporation if any or all of such Shares are disposed of by the Optionee within two years from the date the Option was granted or within one year from the date the Shares were transferred to the Optionee pursuant to this exercise of the Option, and (ii) to remit to the Corporation, at the time of and in the case of any such disposition, an amount sufficient to satisfy the
               Corporation's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the Optionee is in the employ of the Corporation at the time of such disposition.

15. Governing Law. The Plan shall be governed by the laws of the State of Florida.